UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report  (Date of earliest event reported):  February 23, 2012

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CAMAC ENERGY INC.
(Exact name of registrant as specified in its charter)
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Delaware
(State or other jurisdiction of incorporation)

001-34525	30-0349798
(Commission File Number)	(IRS Employer Identification Number)

1330 Post Oak Blvd., Suite 2575, Houston, Texas - 77056
(Address of principal executive offices)

(713) 797-2940
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2012, Edward G. Caminos, Senior Vice President and Chief Financial Officer of CAMAC Energy Inc. (the “Company”), agreed voluntarily to resign from the employment with the Company effective March 1, 2012, pursuant to a separation agreement and general release of claims.  The Company intends to appoint an experienced interim Chief Financial Officer to assume these responsibilities while it conducts an executive search to identify and hire a permanent replacement.

In addition, the Company has appointed Jeff Courtright, its current Controller and Treasurer, as Vice President, Controller and Treasurer effective upon Mr. Caminos’ resignation.  Mr. Courtright , 48, joined the Company in August 2010.  Prior to that, he served as Director of Financial Reporting for BMC Software, Inc. since 2006 and as Controller and Principal Accounting Officer of Kraton Polymers, LLC from 2001 to 2006.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 24, 2012

CAMAC Energy Inc.

By:	/s/ Nicolas J. Evanoff
Nicolas J. Evanoff
Senior Vice President, General Counsel & Secretary